Exhibit 99.1

 Microvision Announces First Quarter Operating and Financial Results

   Company Continues to Hit Operating Milestones and Build Contract
                                Backlog

    REDMOND, Wash.--(BUSINESS WIRE)--May 9, 2007--Microvision, Inc. (NASDAQ:MVIS), a global leader in light scanning technologies, today reported operating and financial results for the first quarter of 2007.

    "Following a very successful Consumer Electronics Show (CES), we heavily focused our first quarter efforts on continuing the rapid advancement of our core technology platform that serves as a base for the development and commercialization of the proprietary display engine called PicoP(TM)," said Alexander Tokman, Microvision President and CEO. "We have made visible strides on three important fronts: progressing the technical roadmap, architecting our global supply chain and furthering negotiations with commercial and government partners -- all of which are necessary for accelerating the path to market for our exciting high volume consumer and automotive products."

    "We believe that our go-to-market strategy, progress and results have resonated well with market-leading customers and suppliers for consumer and automotive display applications. Securing several new product development agreements with key strategic partners in the transportation sector served as a further endorsement of our display platform strategy."

    First Quarter 2007 Operating Results

    -- PicoP Unveiling. Successfully unveiled at the January 2007 Consumer Electronics Show (CES), the PicoP, an ultra-thin, miniature full-color projection display prototype, small enough to be embedded in portable hand-held devices including mobile phones. The introduction resulted in significant interest from several global handset OEMS as well as extensive industry and media coverage.

    -- PicoP Supply Chain. Formally announced strategic relationships with Corning and Novalux, both of which have achieved important milestones in the accelerated development of green lasers. The green laser is an integral component of Microvision's proprietary technology platform, which is expected to enable the commercialization of miniature projection displays powered by PicoP.

    -- PicoP for Automotive HUD. Formally announced the collaboration with Visteon, a Global Tier 1 Automotive Integrator, to produce a series of advanced Head-Up display (HUD) sample units, designed to meet demanding automotive environmental requirements. Visteon is expected to use the advanced HUD prototypes to demonstrate the unique performance characteristics and inherent robustness of Microvision's platform technology to secure its automotive OEM customers and to refine the final commercial product requirements.

    -- PicoP for Automotive Instrument Displays. Signed a new commercial contract with a second Global Automotive Tier 1 integrator to develop PicoP based display applications for the automotive industry, focused on improved instrument and entertainment displays -- both of which represent large market opportunities for Microvision beyond HUD.

    -- PicoP Platform Development. Progressed the development of the PicoP platform with ODM partners focusing on further miniaturization and power reduction of the tiny display engine. The customizable PicoP is designed to suit a variety of consumer OEM and transportation Tier 1 integrators' product requirements.

    -- New Laser Bar Code Scanner. Subsequent to the end of the quarter, introduced, at the Microsoft Mobile and Embedded DevCon Conference, the ROV(TM) Scanner, a new laser bar code scanner powered by Microvision's unique MEMS scan engine. ROV is a fashionably sleek, hand-held, Bluetooth enabled laser bar code scanner aimed at mobile workers who need simple and affordable data collection solutions on mobile platforms of their choosing. It will be available for sale in the third quarter of 2007.

    -- PicoP for Aerospace Applications. Entered into a commercial product development contract with a world leading transportation systems integrator to design a PicoP enabled solution that focuses on improving safety in an aerospace application.

    First Quarter 2007 Financial Results

    For the three months ended March 31, 2007, the company reported revenue of $2.2 million compared to $2.5 million for the same period in 2006. The contract backlog at the end of first quarter was $6.9 million compared to $1.4 million at March 31, 2006. The company reported an operating loss for the first quarter of $6.0 million compared to $6.7 million in the same period a year ago.

    Net loss available for common shareholders was $7.0 million for the three months ended March 31, 2007, compared to net income available for common shareholders of $331,000 for the same period in 2006. The net loss per share was $(0.16) for the three months ended March 31, 2007, compared to net income per share of $0.01 for the same period a year ago. The net income available for common shareholders in 2006 included a one-time gain of $7.3 million on the sale of Lumera common stock.

    The company ended the quarter with $7.3 million in cash and cash equivalents and $8.8 million in investment securities. The company completed the retirement of its debt in March 2007. Subsequent to the end of the quarter the company sold 758,000 shares of Lumera common stock for $4,151,000. Microvision continues to own 992,000 unrestricted shares of Lumera common stock with a market value of approximately $4.4 million as of May 1, 2007.

    "2007 is going to be a very exciting year for us. We are debt-free and we are focused on making solid progress on all fronts toward delivering mobile users worldwide a solution that will offer a far better viewing experience than they currently can get from traditional small displays on their mobile devices," concluded Tokman. "We have had success in developing new business growth opportunities with global OEMs, Tier 1 suppliers, and the U.S. Government and plan to build on this momentum during the remainder of the year. We believe these partnerships continue to validate the value of our flexible and scalable display solutions."

    Conference Call

    Microvision will host a conference call to discuss its first quarter 2007 financial results at 4:30 p.m. ET on May 9, 2007. Participants may join the conference call by dialing (866) 825-3354 (for U.S. participants) or (617) 213-8063 (for International participants) ten minutes prior to the start of the conference. The conference pass-code number is 44807101. Additionally, the call will be broadcast over the Internet and can be accessed from the Company's web site at www.microvision.com. The web cast and information needed to access the telephone replay will be available through the same link following the conference call.

    About Microvision: www.microvision.com

    Microvision provides a display technology platform designed to enable next generation display and imaging products for pico projectors, vehicles displays, and wearable displays that interface to mobile devices. The company also manufactures and sells its bar code scanner product line which features the company's proprietary MEMS technology.

    Forward-Looking Statements Disclaimer

    Certain statements contained in this release, including those relating to plans for product development and commercialization, future commercial arrangements and market opportunity, future product applications and benefits, as well as statements containing words like "believes," "expects," "plans," and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the Company's forward-looking statements include the following: our ability to raise additional capital when needed; risks related to Lumera's business and the market for its equity, market acceptance of our technologies and products; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; our dependence on the defense industry and a limited number of government development contracts; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

                          Microvision, Inc.

                            Balance Sheet
                            (In thousands)
                             (Unaudited)
                                               March 31,  December 31,
                                                  2007         2006
                                               ---------- ------------

Assets
Current Assets
   Cash and cash equivalents                   $   7,305    $  14,552
   Investment securities, available-for-sale       8,768            -
   Accounts receivable, net of allowances          1,003        1,166
   Costs and estimated earnings in excess of
    billings on uncompleted contracts                647          565
   Inventory                                         969        1,043
   Current restricted investments in Lumera            -       10,693
   Other current assets                            1,434        1,986
                                               ---------- ------------
      Total current assets                        20,126       30,005

Property and equipment, net                        3,916        4,011
Restricted investments                             1,268        1,268
Other assets                                          54           41
                                               ---------- ------------
     Total assets                              $  25,364    $  35,325
                                               ========== ============

Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable                            $   1,467    $   1,785
   Accrued liabilities                             3,154        3,698
   Billings in excess of costs and estimated
    earnings on uncompleted contracts                182          200
   Liability associated with common stock
    warrants                                       3,132        2,572
   Liability associated with embedded
    derivative feature                                 -           68
   Current portion of notes payable                    -        2,418
   Current portion of capital lease
    obligations                                       44           45
   Current portion of long-term debt                  55           59
                                               ---------- ------------
        Total current liabilities                  8,034       10,845

Capital lease obligations, net of current
 portion                                             122          132
Long-term debt, net of current portion               447          457
Deferred rent, net of current portion              1,955        2,027
                                               ---------- ------------
        Total liabilities                         10,558       13,461
                                               ---------- ------------

Commitments and contingencies                          -            -

Shareholders' Equity
    Common stock at par value                         43           43
    Additional paid-in capital                   254,845      253,086
    Receivables from related parties, net           (250)        (250)
    Accumulated other comprehensive income         6,694        8,619
    Accumulated deficit                         (246,526)    (239,634)
                                               ---------- ------------
      Total shareholders' equity                  14,806       21,864
                                               ---------- ------------
Total liabilities and shareholders' equity     $  25,364    $  35,325
                                               ========== ============

                          Microvision, Inc.

                       Statement of Operations
            (In thousands, except earnings per share data)
                             (Unaudited)

                                                       Three months
                                                      ended March 31,
                                                     -----------------
                                                       2007     2006
                                                     -------- --------

Contract revenue                                     $ 1,902  $ 1,781
Product revenue                                          333      691
                                                     -------- --------
     Total revenue                                     2,235    2,472
                                                     -------- --------

Cost of contract revenue                               1,010    1,151
Cost of product revenue                                  284    1,294
                                                     -------- --------
     Total cost of revenue                             1,294    2,445
                                                     -------- --------

   Gross margin                                          941       27
                                                     -------- --------

Research and development expense                       3,345    2,154
Sales, marketing, general and administrative expense   3,550    4,739
Gain on disposal of fixed assets                           -     (198)
                                                     -------- --------
     Total operating expenses                          6,895    6,695
                                                     -------- --------

Loss from operations                                  (5,954)  (6,668)

Interest income                                          182      129
Interest expense                                        (468)  (1,822)
Gain (loss) on derivative instruments, net              (652)   1,867
Other expense                                              -      (11)
                                                     -------- --------

Net loss before Lumera transactions                   (6,892)  (6,505)

Equity in losses of Lumera                                 -     (290)
Gain on sale of investment in Lumera                       -    7,270
                                                     -------- --------

Net income (loss)                                     (6,892)     475

Stated dividend on mandatorily redeemable
 convertible preferred stock                               -      (43)
Accretion to par value of preferred stock                  -     (101)
                                                     -------- --------

Net income (loss) available for common shareholders  $(6,892) $   331
                                                     ======== ========

Net income (loss) per share - basic                  $ (0.16) $  0.01
                                                     ======== ========

Net income (loss) per share - diluted                $ (0.16) $  0.01
                                                     ======== ========

Weighted-average shares outstanding - basic           43,098   25,218
                                                     ======== ========

Weighted-average shares outstanding - diluted         43,098   28,492
                                                     ======== ========


    CONTACT: Hawk Associates
             Julie Marshall/Cale Smith, 305-451-1888 (investors) or
             For Microvision, Inc.
             Matt Nichols, 425-882-6657 (media)